--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -------------------------
                                  FORM 8 - K




                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934





                       Date of Report: December 7, 1998
                       (Date of earliest event reported)






                       Vidikron Technologies Group, Inc.
            (Exact name of registrant as specified in its charter)






            Delaware                 33-33997            #13-3499909
-------------------------------   --------------   -----------------------
    (State or other jurisdic-      (Commission          (IRS Employer
     tion of Incorporation or     file number)     Identification Number)
          organization

              1 Evertrust Plaza 11th Floor Jersey City, NJ 07302
              (Address of principal executive offices) (Zip Code)







                                (201) 938-0099
             (Registrant's telephone number, including area code)





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7 is amended in its entirety as follows:

Item 7. Financial Statements and Exhibits

Item 7(a): Financial Statements of Business Acquired.

The financial statements of the business acquired which are included herein are summarized as follows:

     The audited consolidated balance sheets of the Vidikron Industries S.p.A. video business (consisting of the assets and liabilities utilized in the video business, the business acquired) and subsidiary as of December 31, 1996 and 1997 and the audited consolidated statements of operations, Parent Company deficiency, and cash flows for the years ended December 31, 1996 and 1997;

Item 7(b): Pro forma Financial Information

Consolidated Statements of Operations for the years from December 31, 1996 and 1997

                         Independent Auditors' Report


The Board of Directors and Stockholders of Vidikron Technologies Group, Inc.:

     We have audited the accompanying consolidated balance sheets of the video business (a line of business more fully described in Note 1 to the financial statements) (the "Video Business") of Vidikron Industries S.p.A. (the "Parent Company") and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of operations, Parent Company deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Parent Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Vidikron of America, Inc. ("The Consolidated Subsidiary"), which statements reflect total assets constituting 48% and 42%, respectively, of consolidated total assets at December 31, 1997 and 1996, and total revenues constituting 68% and 58%, respectively, of consolidated total revenues for the years then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for The Consolidated Subsidiary is based solely on the report of such other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements present fairly, in all material respects, the financial position of the Video Business as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared from the separate records maintained by the Parent Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Video Business had been operated as an unaffiliated company. As discussed in
Note 1, portions of certain income and expenses represent allocations of items that are applicable to the Parent Company as a whole.

Deloitte & Touche, S.p.A.
Milan, Italy
June 25, 1999

                   VIDIKRON INDUSTRIES S.p.A. VIDEO BUSINESS
                          CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                      December 31,
                                                            --------------------------------
                                                                  1997             1996
                                                            ---------------   --------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ............................    $     82,287      $    159,073
   Accounts receivable - net ............................       3,259,804         2,306,879
   Inventories ..........................................       3,004,122         2,824,424
   Deferred taxes .......................................         120,803            73,529
   Other current assets .................................         386,697           692,323
                                                             ------------      ------------
      Total Current Assets ..............................       6,853,713         6,056,228

PROPERTY AND EQUIPMENT ..................................         863,057           867,774
Less: Accumulated Depreciation ..........................         346,529           337,696
                                                             ------------      ------------
   Net Property and Equipment ...........................         516,528           530,078

OTHER ASSETS ............................................          50,913            44,859
                                                             ------------      ------------
      TOTAL ASSETS ......................................    $  7,421,154      $  6,631,165
                                                             ============      ============

LIABILITIES AND PARENT COMPANY DEFICIENCY
CURRENT LIABILITIES:
   Accounts payable .....................................    $  3,679,723      $  3,890,302
   Accrued liabilities ..................................         704,211           634,172
   Credit Line ..........................................       4,059,616         3,566,646
                                                             ------------      ------------
      Total Current Liabilities .........................       8,443,550         8,091,120
                                                             ------------      ------------

LONG-TERM LIABILITIES
   Other Long-Term Liabilities ..........................         173,264           252,617
                                                             ------------      ------------
   Total Long-term Liabilities ..........................         173,264           252,617
                                                             ------------      ------------

TOTAL LIABILITIES .......................................       8,616,814         8,343,737
MINORITY INTEREST .......................................          84,092            63,260
PARENT COMPANY DEFICIENCY
Cumulative translation adjustment .......................          28,473            (2,404)
Divisional equity .......................................      (1,141,663)       (1,656,172)
Accumulated deficit .....................................        (166,562)         (117,256)
                                                             ------------      ------------
   Total Parent Company Deficiency ......................      (1,279,752)       (1,775,832)
                                                             ------------      ------------

TOTAL LIABILITIES AND PARENT COMPANY DEFICIENCY .........    $  7,421,154      $  6,631,165
                                                             ============      ============

               See the accompanying notes which are an integral
                part of these consolidated financial statements.

                   VIDIKRON INDUSTRIES S.p.A. VIDEO BUSINESS
                     CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                For the Year Ended
                                                   December 31,
                                          -------------------------------
                                               1997             1996
                                          --------------   --------------
REVENUE ...............................    $16,266,865      $17,994,755
COST OF SALES .........................     10,535,058       12,307,574
                                           -----------      -----------
GROSS PROFIT ..........................      5,731,807        5,687,181
OPERATING EXPENSES
   General and administrative .........      4,259,769        4,036,368
   Salaries ...........................        764,533          874,271
   Depreciation .......................        124,130          113,041
                                           -----------      -----------
Total Operating Expenses ..............      5,148,432        5,023,680
                                           -----------      -----------
INCOME FROM OPERATIONS ................        583,375          663,501
                                           -----------      -----------
OTHER INCOME (EXPENSE)
   Minority interest ..................        (20,832)         (49,439)
   Other income .......................         88,631           50,015
   Interest expense ...................       (593,326)        (586,518)
                                           -----------      -----------
Other income/(expense) ................       (525,527)        (585,942)
                                           -----------      -----------
Income before income taxes ............         57,848           77,559
Provision for income taxes ............        107,154          230,635
                                           -----------      -----------
Net Loss ..............................    $   (49,306)     $  (153,076)
                                           ===========      ===========

               See the accompanying notes which are an integral
                part of these consolidated financial statements.

                   VIDIKRON INDUSTRIES S.p.A. VIDEO BUSINESS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR YEARS ENDED December 31, 1997 and 1996
--------------------------------------------------------------------------------


                                                                            1997              1996
                                                                       --------------   ---------------
Cash Flows from Operating Activities:
 Net loss ..........................................................     $  (49,306)     $   (153,076)
 Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation expense ............................................        124,130           113,041
   Minority Interest ...............................................         20,832            49,439
   Other non-cash expenses .........................................         21,321            (7,816)
   Changes in operating assets and liabilities: ....................
    Accounts receivable ............................................       (952,925)        1,006,473
    Inventories ....................................................       (179,698)          136,728
    Deferred Taxes .................................................        (47,274)          (73,529)
    Other current assets ...........................................        305,626           285,822
    Other long term assets .........................................         (6,054)           36,861
    Accounts payable and accrued liabilities .......................       (140,540)         (486,591)
    Other long-term liabilities ....................................        (79,354)           19,180
                                                                         ----------      ------------
Net cash provided by/(used in) operating activities ................       (983,242)          926,532
                                                                         ----------      ------------
Cash Flows from Investing Activities:
   Purchase of equipment ...........................................       (131,900)         (149,659)
                                                                         ----------      ------------
Net cash used in investing activities ..............................       (131,900)         (149,659)
                                                                         ----------      ------------
Cash Flows provided by/(used in) Financing Activities:
   Adjustment to divisional equity .................................        514,509        (1,025,838)
   Cumulative translation adjustment ...............................         30,877            (2,404)
   Increase in credit lines ........................................        492,970           133,481
                                                                         ----------      ------------
Net cash provided by/(used in) financing activities ................      1,038,356          (894,761)
                                                                         ----------      ------------
Net decrease in cash ...............................................        (76,786)         (117,888)
Cash at the Beginning of the Year ..................................        159,073           276,961
Cash at the End of the Year ........................................     $   82,287      $    159,073
                                                                         ==========      ============
Cash paid for interest .............................................     $   81,135      $     67,192
Cash paid for income taxes .........................................     $  169,070      $    109,666

               See the accompanying notes which are an integral
                part of these consolidated financial statements.

                   VIDIKRON INDUSTRIES S.p.A. VIDEO BUSINESS
             CONSOLIDATED STATEMENTS OF PARENT COMPANY DEFICIENCY



                                                 Cumulative
                                                Translation       Divisional       Accumulated
                                                 Adjustment         Equity           Deficit           Total
                                               -------------   ---------------   --------------   ---------------
January 1, 1996 ............................     $     --       $   (630,334)      $   35,820      $   (594,514)
Net Loss ...................................                                         (153,076)         (153,076)
Cumulative Translation Adjustment ..........       (2,404)                                               (2,404)
 Total Comprehensive Loss ..................                                                           (155,480)
Adjustment to Divisional Equity ............                      (1,025,838)                        (1,025,838)
                                                                ------------                       ------------
December 31, 1996 ..........................       (2,404)        (1,656,172)        (117,256)       (1,775,832)
Net Loss ...................................                                          (49,306)          (49,306)
Change in Cumulative Translation Adjustment        30,877                                                30,877
                                                                                                   ------------
 Total Comprehensive Loss ..................                                                            (18,429)
Adjustment to Divisional Equity ............                         514,509                            514,509
                                                                ------------                       ------------
December 31, 1997 ..........................     $ 28,473       $ (1,141,663)      $ (166,562)     $ (1,279,752)
                                                 ========       ============       ==========      ============

               See the accompanying notes which are an integral
                part of these consolidated financial statements.

                          Vidikron Industries S.p.A.

                                Video Business

                  Notes to Consolidated Financial Statements

                               December 31, 1997



1. Basis of Presentation:


     The Video Business of Vidikron Industries S.p.A. ("the Video Business"), which is based in Misinto, Italy, and its 85%-owned subsidiary in the United States, Vidikron of America, Inc. ("The Consolidated Subsidiary"), includes the assets and liabilities related to the marketing and distribution of home theater systems and related equipment. On December 7, 1998, Vidikron Industries, S.p.A. ("The Parent Company") sold substantially all of its assets with respect to the Video Business to Vidikron Technologies Group, Inc. (formerly Projectavision, Inc.) (See Note 10). The Video Business has no separate legal existence apart from Vidikron Industries, S.p.A.


     The historical consolidated financial statements of the Video Business do not necessarily reflect the results of operations or financial position that would have existed if the Video Business were an independent company. The Parent Company incurred certain company-wide expenses such as legal, accounting, tax, interest, and other general and administrative expenses that have been allocated to the Video Business using proportional allocation methods on a consistent basis. General and administrative expenses related to such charges were approximately $575,000 and $524,000 for the years ended 1997 and 1996, respectively. All material intercompany accounts and transactions have been eliminated in consolidation.


2. Summary of Significant Accounting Policies


     Nature of Business: The Video Business is engaged in one industry segment and is a marketer and distributor of high-end home theater projection systems and related support equipment primarily in Europe and, through The Consolidated Subsidiary. in the United States and the Far East.


     Revenue Recognition: Revenue is recognized when goods are shipped or services are performed.


     Cash and Cash Equivalents: The Video Business considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.


     Concentrations of Credit Risk: Concentrations of credit risk with respect to trade accounts receivable are limited. No one customer accounts for a significant portion of The Video Business' trade accounts receivable portfolio. As a result, The Video Business does not consider itself to have any significant concentrations of credit risk. During 1997 and 1996, one customer accounted for approximately 9% and 5%, respectively, of gross revenues.


     The Video Business' financial instruments consist primarily of cash, which is invested in money market accounts, accounts receivable, and accounts payable. The Video Business considers the book value of these instruments to be indicative of their respective fair value. The Video Business places its temporary cash investments with high credit quality institutions to limit its exposure.


     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


     Property and Equipment: Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization of assets is computed using the straight-line method over the estimated useful lives of the related assets which range from 3-10 years. Leasehold improvements are amortized over their estimated useful life or the life of the lease, whichever is shorter. Impairment losses are recognized when expected future cash flows are less than the assets' carrying value.

                          Vidikron Industries S.p.A.

                                Video Business

           Notes to Consolidated Financial Statements -- (Continued)

                               December 31, 1997

2. Summary of Significant Accounting Policies -- (Continued)

     Maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized. Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and a resulting gain or loss is reported as income or expense.

     Research and Development: Research and product development costs are charged to expense as incurred.

     Advertising: Advertising costs are charged to expense as incurred.

     Income Taxes: Income taxes are accounted for using the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement No. 109). In general, this statement provides for the recognition of deferred tax assets and liabilities for the tax effect of differences between the tax basis of assets and liabilities and their carrying values for financial reporting.


3. Fair Value of Financial Instruments

     At December 31, 1996 and 1997, the fair values of cash, cash equivalents, accounts receivable, investments, and accounts payable approximated their carrying values because of the short-term nature of these accounts.


4. Accounts Receivable

     At December 31, 1996 and 1997, the allowance for doubtful accounts was $107,000 and $86,000 respectively.


5. Inventories

     The Video Business values inventories at lower of cost or market. Cost is determined on the first in first out method. Inventories consist of the following:



                                       December 31
                              -----------------------------
                                   1997            1996
                              -------------   -------------
  Parts ...................    $  364,968      $  329,541
  Work in Process .........       686,173         743,305
  Finished Goods ..........     1,952,981       1,747,548
                               ----------      ----------
   Total ..................    $3,004,122      $2,820,394

6. Related Parties


     The Video Business uses space owned by two of The Parent Company's officers and directors and purchases certain components used in the manufacture of certain projectors and certain manufactured projectors from Novavision, S.p.A., a company owned by two of the Parent Company's officers and directors. During 1997 and 1996 respectively, the Consolidated Subsidiary had purchases of $367,000 and $951,000 with Novavision, S.p.A.

     Included in credit lines are cash advances, totaling approximately $2.7 million and $2.8 million at December 31, 1997 and 1996 respectively for working capital and capital expenditures, which have been drawn under the Parent Company's lines of credit. They are payable to The Parent Company on demand. Interest expense of approximately $505,000 and $524,000 for 1997 and 1996 respectively was allocated by The Parent Company to the Video Business. In management's opinion, the recorded amounts for the transactions described above are reasonable. However, the amounts disclosed may not represent the amounts that would have been reported had these transactions occurred with third parties at "arm's length."

                          Vidikron Industries S.p.A.

                                Video Business

            Notes to Consolidated Financial Statements --(Continued)

                               December 31, 1997

7. Bank Debt

     At December 31, 1997, The Consolidated Subsidiary had a line of credit agreement with a bank that provides for borrowings up to $ 1,500,000, was secured by substantially all of its assets, and was guaranteed by The Parent Company. Interest is payable monthly and accrues at The Subsidiary's option of the bank's prime rate or LIBOR plus 250 basis points, with the bank's prime rate currently being used. At December 31, 1997, The Consolidated Subsidiary had $1,370,000 of borrowings under this line. The line of credit agreement expires on June 30, 1999 and places certain restrictive covenants upon The Consolidated Subsidiary, the most restrictive of which requires The Consolidated Subsidiary to maintain a ratio of total liabilities to tangible net worth, as defined. At December 31, 1997, The Consolidated Subsidiary was not in compliance with certain financial covenants contained in the agreement and obtained a waiver.

     At December 31, 1996, The Consolidated Subsidiary had a line of credit with a bank that provided for borrowings under four lines of credit and provides for borrowings up to $ 1,375,000 and was secured by substantially all of the its assets, all of which accrue interest at the bank's prime rate plus 1%. At December 31, 1996 The Consolidated Subsidiary had $ 684,000 of total borrowings under these lines.


8. Foreign Currency Translation:


     The functional currency of the Video Business' Italy operations is the lira, the local currency. As a result, assets and liabilities are translated at period-end exchange rates and revenues and expenses are translated at the average rates. Foreign currency gains and losses arising from transactions are included in operations, but were not significant in fiscal 1997 or 1996. Equity accounts are translated at the rate of exchange in effect when the transactions giving rise to the balances took place.


9. Income Taxes


     The components of income tax expense/(benefit) for The Consolidated Subsidiary are as follows:



                                Year ended December 31
                              ---------------------------
                                   1997           1996
                              -------------   -----------
  Current
  Federal .................     $ 120,013      $125,354
  State and local .........        34,415        36,464
                                ---------      --------
                                $ 154,428      $161,818

  Deferred
  Federal .................     $ (36,621)     $ 53,310
  State and local .........       (10,653)       15,507
                                ---------      --------
                                  (47,274)       68,817
                                ---------      --------
                                $ 107,154      $230,635


     As of December 31, 1997 and 1996, The Consolidated Subsidiary's recorded net deferred tax asset of $120,803 and $73,529, respectively relates principally to temporary differences associated with the allowance for doubtful accounts, inventory, and accrued liabilities.

10. Subsequent Events


     On January 26, 1998,Vidikron Technologies Group, Inc. (formerly Projectavision, Inc.) announced that it entered into an agreement with the Parent Company to acquire substantially all of its assets with respect to the

                          Vidikron Industries S.p.A.

                                Video Business

           Notes to Consolidated Financial Statements  -- (Continued)

                               December 31, 1997

10. Subsequent Events  -- (Continued)


Video Business, including its 85% ownership in The Consolidated Subsidiary. The transaction closed on December 7, 1998. In connection and simultaneously with the December 7, 1998 transaction, Vidikron Technologies Group, Inc. also acquired the remaining 15% of The Consolidated Subsidiary directly from the holders thereof, who were employees of The Consolidated Subsidiary and who are now employees of Vidikron Technologies Group, Inc. Additionally, on December 28, 1998, the lender to The Consolidated Subsidiary sent notice of their intention to accelerate the loan due to the breach of a change in control covenant. The Consolidated Subsidiary has entered into a forebearance agreement with the lender which expired on July 15, 1999. Negotiations with the lender have been ongoing, with the lender exercising its right of setoff against the Consolidated Subsidiary's funds in accounts maintained by the lender on July 20, 1999. The right of setoff was temporarily stayed until July 26, 1999 when the lender reinstituted it. Vidikron Technologies Group, Inc. is seeking to raise additional capital and substitute a new facility to pay down this obligation.

              VIDIKRON TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


     The accompanying unaudited pro forma condensed Statements of Operations for the years ended December 31, 1997 and 1996 give effect to (i) the acquisition of the Video Business of Vidikron Industries, S.p.A. (the "Video Business") and (ii) the related financings including the equity transactions. The historical information included in the unaudited pro forma condensed financial statements of operations have been presented as if the transactions had been consummated on January 1, 1996.

     The unaudited pro forma condensed financial information does not purport to be indicative of the results of operations which would have actually been obtained if the acquisition had been consummated on the date indicated. In addition, the unaudited pro forma condensed financial information does not purport to be indicative of the results of operations which may result in the future.

     The unaudited pro forma condensed financial information has been prepared by Vidikron Technologies Group, Inc. (the "Company") based upon assumptions deemed appropriate by the Company's management. Certain of the most significant assumptions are set forth under the notes to pro forma combined condensed financial statements.

     The unaudited pro forma condensed financial information should be read in conjunction with the Company's historical consolidated financial statements and notes thereto contained in the 1998 Annual Report on Form 10-K/A.

       VIDIKRON TECHNOLOGIES GROUP, INC. (FORMERLY PROJECTAVISION, INC.)
                 PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS




                                              Vidikron Technologies
                                                   Group, Inc.         Video Business
                                             -----------------------  ----------------
                For the Year Ended December 31, 1997
REVENUE ...................................      $    1,017,645         $16,266,865
                                                 --------------         -----------
COST OF SALES .............................             990,044          10,535,058
                                                 --------------         -----------
GROSS PROFIT ..............................              27,601           5,731,807
OPERATING EXPENSES
 General and administrative ...............           3,230,742           4,259,769
 Salaries .................................           1,518,695             764,533
 Legal fees ...............................           1,347,146                  --
 Depreciation and amortization ............             608,355             124,130
 Research and development .................           1,240,578                  --
 Patent and license expense ...............             283,030                  --
                                                 --------------         -----------
Total Operating Expenses ..................           8,228,546           5,148,432
                                                 --------------         -----------
LOSS FROM OPERATIONS ......................          (8,200,945)            583,375
OTHER INCOME (EXPENSE)
 (Provision for)/recovery of allow-
  ances on advances .......................            (100,000)                 --
 Minority Interest ........................                  --             (20,832)
 Other Income .............................                  --              88,631
 Interest income ..........................             167,855                  --
 Interest expense -- Notes ................            (117,524)           (593,326)
 Interest expense -- Other.................             (39,306)                 --
                                                 --------------         -----------
Other income/(expense) -- Net .............             (88,975)           (525,527)
                                                 --------------         -----------
Pretax Income/(Loss) ......................          (8,289,920)             57,848
Provision for Income Taxes ................                  --             107,154
                                                 --------------         -----------
Net Income/(Loss) .........................          (8,289,920)            (49,306)
                                                 ==============         ===========
Dividends on Preferred Stock ..............          (3,157,266)                 --
                                                 --------------         -----------
Net Loss Attributable to Common
 Shareholders .............................         (11,447,186)            (49,306)
                                                 ==============         ===========
Net Loss per Share Attributable to Com-
 mon Shareholders .........................      $       (25.48)
                                                 ==============
AVERAGE NUMBER OF SHARES
 OUTSTANDING ..............................             449,222
                                                 ==============

                                              Purchase Accounting                            Pro Forma
                                                  Adjustments            Financing          Consolidated
                                             ---------------------  -------------------  -----------------
REVENUE ...................................      $        --           $         --        $  17,284,510
                                                 -----------           ------------        -------------
COST OF SALES .............................               --                     --           11,525,102
                                                 -----------           ------------        -------------
GROSS PROFIT ..............................               --                     --            5,759,408
OPERATING EXPENSES
 General and administrative ...............               --                     --            7,490,511
 Salaries .................................               --                     --            2,283,228
 Legal fees ...............................               --                     --            1,347,146
 Depreciation and amortization ............          435,098(1)                  --            1,167,583
 Research and development .................               --                     --            1,240,578
 Patent and license expense ...............               --                     --              283,030
                                                 -------------         ------------        -------------
Total Operating Expenses ..................          435,098                     --           13,812,076
                                                 -------------         ------------        -------------
LOSS FROM OPERATIONS ......................         (435,098)                    --           (8,052,668)
                                                                                           -------------
OTHER INCOME (EXPENSE)
 (Provision for)/recovery of allow-
  ances on advances .......................               --                     --             (100,000)
 Minority Interest ........................               --                     --              (20,832)
 Other Income .............................               --                     --               88,631
 Interest income ..........................               --                     --              167,858
 Interest expense -- Notes ................               --               (150,000)(2)         (860,850)
 Interest expense -- Other ................               --                     --              (39,306)
                                                 -------------         ------------        -------------
Other income/(expense) -- Net .............               --               (150,000)            (764,502)
                                                 -------------         ------------        -------------
Pretax Income/(Loss) ......................         (435,098)              (150,000)          (8,817,170)
Provision for Income Taxes ................               --                     --              107,154
                                                 -------------         ------------        -------------
Net Income/(Loss) .........................         (435,098)              (150,000)          (8,924,324)
                                                 =============         ============        =============
Dividends on Preferred Stock ..............               --              1,700,166(3)        (1,457,100)
                                                 -------------         --------------      -------------
Net Loss Attributable to Common
 Shareholders .............................         (435,098)             1,550,166        $ (10,381,424)
                                                 =============         ==============      =============
Net Loss per Share Attributable to Com-
 mon Shareholders .........................                                                $      (23.11)
                                                                                           =============
AVERAGE NUMBER OF SHARES
 OUTSTANDING ..............................                                                      449,222
                                                                                           =============

See Notes to Pro Forma Financial Information

       VIDIKRON TECHNOLOGIES GROUP, INC. (FORMERLY PROJECTAVISION, INC.)
                 PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS




                                               Vidikron Technologies
                                                    Group, Inc.         Video Business
                                              -----------------------  ----------------
       For the Year Ended December 31,
1996
REVENUE ....................................      $      150,000         $17,994,755
                                                  --------------         -----------
COST OF SALES ..............................                  --          12,307,574
                                                  --------------         -----------
GROSS PROFIT ...............................             150,000           5,687,181
OPERATING EXPENSES
 General and administrative ................           2,179,132           4,036,368
 Salaries ..................................           1,266,287             874,271
 Legal fees ................................           1,017,909                  --
 Depreciation and amortization .............              91,284             113,041
 Research and development ..................           2,389,329                  --
 Patent and license expense ................             362,967                  --
                                                  --------------         -----------
Total Operating Expenses ...................           7,306,908           5,023,680
                                                  --------------         -----------
LOSS FROM OPERATIONS .......................          (7,156,908)            663,501
OTHER INCOME (EXPENSE)
 (Provision for)/recovery of allow-
  ances on advances ........................             109,166                  --
 Minority Interest .........................                  --             (49,439)
 Other Income ..............................                  --              50,015
 Interest income ...........................             458,979                  --
 Interest expense -- Notes .................            (352,049)           (586,518)
 Interest expense -- Other .................          (3,868,016)                 --
                                                  --------------         -----------
Other income/(expense) -- Net ..............          (3,651,920)           (585,942)
                                                  --------------         -----------
Pretax Income/(Loss) .......................         (10,808,828)             77,559
Equity in Loss of Unconsolidated Affili-
 ate .......................................             (72,065)                 --
Provision for Income Taxes .................                  --             230,635
                                                  --------------         -----------
Net Income/(Loss) ..........................         (10,880,893)           (153,076)
                                                  ==============         ===========
Dividends on Preferred Stock ...............          (2,635,331)                 --
                                                  --------------         -----------
Net Loss Attributable to Common
 Shareholders ..............................         (13,516,224)           (153,076)
                                                  ==============         ===========
Net Loss per Share Attributable to Com-
 mon Shareholders ..........................      $       (39.79)
                                                  ==============
AVERAGE NUMBER OF SHARES
 OUTSTANDING ...............................             339,668
                                                  ==============

                                               Purchase Accounting                           Pro Forma
                                                   Adjustments            Financing         Consolidated
                                              ---------------------  ------------------  -----------------
       For the Year Ended December 31,
1996
REVENUE ....................................      $        --          $          --       $  18,144,755
                                                  -----------          -------------       -------------
COST OF SALES ..............................               --                     --          12,307,574
                                                  -----------          -------------       -------------
GROSS PROFIT ...............................               --                     --           5,837,181
OPERATING EXPENSES
 General and administrative ................               --                     --           6,215,500
 Salaries ..................................               --                     --           2,140,558
 Legal fees ................................               --                     --           1,017,909
 Depreciation and amortization .............          435,098(1)                  --             639,423
 Research and development ..................               --                     --           2,389,329
 Patent and license expense ................               --                     --             362,967
                                                  -------------        -------------       -------------
Total Operating Expenses ...................          435,098                     --          12,765,686
                                                  -------------        -------------       -------------
LOSS FROM OPERATIONS .......................         (435,098)                    --          (6,928,505)
                                                                                           -------------
OTHER INCOME (EXPENSE)
 (Provision for)/recovery of allow-
  ances on advances ........................               --                     --             109,166
 Minority Interest .........................               --                     --             (49,439)
 Other Income ..............................               --                     --              50,015
 Interest income ...........................               --                     --             458,979
 Interest expense -- Notes .................               --                (75,000(2)       (1,013,567)
 Interest expense -- Other .................               --                     --          (3,868,016)
                                                  -------------        ---------------     -------------
Other income/(expense) -- Net ..............               --                (75,000)         (4,312,862)
                                                  -------------        ---------------     -------------
Pretax Income/(Loss) .......................         (435,098)               (75,000)        (11,241,367)
Equity in Loss of Unconsolidated Affili-
 ate .......................................               --                     --             (72,065)
Provision for Income Taxes .................               --                     --             230,635
                                                  -------------        ---------------     -------------
Net Income/(Loss) ..........................         (435,098)               (75,000)        (11,544,067)
                                                  =============        ===============     =============
Dividends on Preferred Stock ...............               --              1,178,231(3)       (1,457,100)
                                                  -------------        ---------------     -------------
Net Loss Attributable to Common
 Shareholders ..............................         (435,098)             1,103,231       $ (13,001,167)
                                                  =============        ===============     =============
Net Loss per Share Attributable to Com-
 mon Shareholders ..........................                                               $      (38.28)
                                                                                           =============
AVERAGE NUMBER OF SHARES
 OUTSTANDING ...............................                                                     339,668
                                                                                           =============

See Notes to Pro Forma Financial Information

              VIDIKRON TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The unaudited pro forma condensed statements of operations for the years ended December 31, 1997 and December 31, 1996 is derived from the historical audited financial statements of the Company included in the 1997 Annual Report on Form 10-K. Financial statements of the Video Business of Vidikron Industries, S.p.A. for the fiscal years ended December 31, 1997 and 1996 are contained herein. The pro forma financial information includes adjustments to reflect the purchase of the Video Business of Vidikron Industries S.p.A. by Vidikron Technologies Group, Inc. on December 7, 1998 including the consideration paid and the resulting goodwill. The unaudited pro forma condensed financial information does not purport to be indicative of the results of operations if the acquisition had been consummated on the date indicated or which may be obtained in the future. Other than described below, the unaudited proforma condensed financial statements do not reflect any costs associated with operational changes resulting from the transactions.

     On December 7, 1998 the Company acquired substantially all of the assets of Vidikron Industries, S.p.A. relating to its video business, including all of the common stock in its U.S. distribution subsidiary, Vidikron of America, Inc. for $ 9.4 million. The transaction was completed through a combination of $4.7 million in cash, $1.0 million in notes from the seller, the issuance of $1.2 million of common stock of the Company, and the assumption of $2.5 million in liabilities from the seller. The $1.0 million in Notes are interest-free for the first six months and carry interest at 15% annually thereafter. The Company obtained the cash used for the purchase through the issuance of $6.0 million in Notes for cash (i) to certain of the existing owners of the Company's Series D, E, F, and G Preferred Stock, (ii) to the existing owner of all of its outstanding 8% Convertible Debt, and (iii) to other investors. These Notes were subsequently converted into Series I Preferred Stock in the Company. The acquisition was accounted for as a purchase, with goodwill equal to approximately $6.9 million. The proforma statements of operations assume that the financing and purchase were consummated as of January 1, 1996.

     (1) The amortization period for the $6.9 million in goodwill is 15 years.

     (2) The $1.0 million in Notes from Vidikron Industries S.p.A. are interest-free for the first six months and 15% annually thereafter.

     (3) The $6.0 million in notes carry an annual interest rate of 9%.


Item 7 (c) Exhibits.

     2.1 The Agreement of Purchase and Sale of Assets, dated January 20, 1998, by and between Vidikron Technologies Group, Inc. (formerly Projectavision, Inc.), and Vidikron Industries, S.p.A. was previously filed as an exhibit to Projectavision, Inc.'s annual report on Form 10-K for the year ended December 31, 1997 that was filed on March 31, 1998. The Amended Agreement of Purchase and Sale of Assets between the parties dated December 7, 1998 was previously filed as an exhibit to Vidikron Technologies Group, Inc. (formerly Projectavision, Inc.) annual report on Form 10-K for the year ended December 31, 1998 that was filed on April 15, 1999. Schedules to this Amended Agreement were not filed but will be provided to the Commission supplementally upon request.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vidikron Technologies Group, Inc.
Date: July 28, 1999

By: /s/ Phillip Siegel
    -------------------------------------------
    Phillip Siegel
     Chief Executive Officer

By: /s/ Stuart Barlow
    -------------------------------------------
    Stuart Barlow
     V.P. Finance (principal financial officer)